As filed with the Securities and Exchange Commission on March 3, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NTL INCORPORATED

(formerly known as Telewest Global, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	59-3778247
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

909 Third Avenue, Suite 2863

New York, New York

USA 10022

(Address of principal executive offices)

Amended and Restated NTL 2004 Stock Incentive Plan

(Full title of the plans)

Bryan H. Hall

Secretary and General Counsel

NTL Incorporated

909 Third Avenue Suite 2863

New York, New York 10022

(212) 906-8440

(Name, Address, including Zip Code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	16,032,429 shares	$23.49	$376,281,108.63	$40,262.08

(1)          See Explanatory Note.

(2)          Includes such additional number of shares as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)          Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock reported on the NASDAQ National Market on February 24, 2006.

EXPLANATORY NOTE

On March 3, 2006, NTL Incorporated merged with and into a subsidiary of Telewest Global, Inc. (the “Registrant”) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 14, 2005 (the “Merger”). Prior to the consummation of the Merger, NTL Incorporated maintained the Amended and Restated NTL 2004 Stock Incentive Plan (the “Plan”). Following the Merger, the Registrant will maintain the Plan. At the Effective Time of the Merger, 4,767,951 shares of NTL common stock were the subject of outstanding stock options and restricted stock units granted under the Plan. At the Effective Time of the Merger, these awards were converted into stock options and restricted stock units covering 11,919,878 shares of common stock of the Registrant. Of this number, 4,098,121 shares have been previously registered on a Post-Effective Amendment to Form S-4 on Form S-8 (File No. 333-130364). The purpose of this Form S-8 is to register an additional 16,032,429 shares on this Form S-8, consisting of 7,821,757 for which the shares were not previously registered and 8,210,672 shares available for future issuance under the Plan.

PART I

The documents containing information specified by Part I of this Registration Statement will be sent or given to participants in the NTL Incorporated 2004 Stock Incentive Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

References to “us,” “our,” “we” and “the Company” shall mean NTL Incorporated, a Delaware corporation.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following document listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering:

a.	the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on February 28, 2006;

b.	the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 of NTL Incorporated (now known as NTL Holdings Inc.), filed on February 28, 2006;

c.	the registrant’s Form 8-A filed on August 3, 2004, and as amended on October 3, 2005 and March 3, 2006;

d.	the description of the registrant’s common stock contained in the registration statement on Form S-4, File No. 333-110815; and

e.

all reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered in the Annual Report referred to in (a) above.

Item 4. Description of Securities

Not applicable

Item 5. Interests of Named Experts and Counsel

Not applicable

Item 6. Indemnification of Directors and Officers

The DGCL provides that, subject to certain limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding (other than an action by or in the right of the corporation) on account of being a current or former director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person (i) acted in good faith and in a manner reasonably believed to be in the best interests of the corporation (or in some circumstances, at least not opposed to its best interests), and (ii) in a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper. To the extent that a current or former director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that person is not entitled to be so indemnified. The Company's restated certificate of incorporation provides for (i) the indemnification of its current or former directors and officers to the fullest extent permitted by law, and (ii) the advancement of expenses incurred in defending or otherwise participating in any proceeding in advance of its final position.

Item 7: Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

4.1	Second Restated Certificate of Incorporation of NTL Incorporated (Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on March 3, 2006).

4.2	Bylaws of NTL Incorporated (Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on March 3, 2006).

4.3

Form of Registration Rights Agreement among Telewest Global, Inc., and Holders listed on the Signature pages thereto (Incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on March 30, 2004 (Registration No. 333-110815)).

4.4

Amendment No. 1, dated as of October 2, 2005, to the Rights Agreement, dated as of March 25, 2004, among Telewest Global, Inc. and The Bank of New York, as Rights Agent (Incorporated by reference to our Quarterly Report on Form 10-Q for the three-month period ended September 30, 2005 filed with the SEC on November 10, 2005).

4.5

Amended and Restated NTL 2004 Stock Incentive Plan (Incorporated by reference to our Post-Effective Amendment No.2 to Form S-4 Registration Statement on Form S-8 as filed with the SEC on March 3, 2006 (Registration No. 333-130364)).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of KPMG Audit plc

24.1*	Power of Attorney (included on the signature page included in this Part II).

*                 filed herewith

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of March, 2006.

NTL INCORPORATED

By:	/s/ Jacques Kerrest

Name: Jacques Kerrest
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOWN BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Jacques Kerrest, Chief Financial Officer, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the registrant’s registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, on Form S-8 under the Securities Act, including, without limiting the generality of the foregoing, to sign the registration statement and any and all amendments (including post-effective amendments) to the registration statement, and any and all additional registration statements pursuant to Instruction E to Form S-8 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen A. Burch	Chief Executive Officer and Director	March 3, 2006
Stephen A. Burch	(Principal Executive Officer)

/s/ Jacques Kerrest	Chief Financial Officer (Principal Financial and	March 3, 2006
Jacques Kerrest	Accounting Officer)

	Director	March 3, 2006
Edwin M. Banks

Signature	Title	Date

/s/ Jeffrey D. Benjamin	Director	March 3, 2006
Jeffrey D. Benjamin

	Director	March 3, 2006
William J. Connors

/s/ Simon Duffy	Director	March 3, 2006
Simon Duffy

/s/ David Elstein	Director	March 3, 2006
David Elstein

/s/ Charles Gallagher	Director	March 3, 2006
Charles Gallagher

/s/ William R. Huff	Director	March 3, 2006
William R. Huff

/s/ James F. Mooney	Director	March 3, 2006
James F. Mooney

	Director	March 3, 2006
Anthony (Cob) Stenham

/s/ George R. Zoffinger	Director	March 3, 2006
George R. Zoffinger

Index to Exhibits

Exhibit No.	Description of Exhibit

4.1	Second Restated Certificate of Incorporation of NTL Incorporated (Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on March 3, 2006).

4.2	Bylaws of NTL Incorporated (Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on March 3, 2006).

4.3

Form of Registration Rights Agreement among Telewest Global, Inc., and the Holders listed on the Signature pages thereto (Incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on March 30, 2004 (Registration No. 333-110815)).

4.4

Amendment No. 1, dated as of October 2, 2005, to the Rights Agreement, dated as of March 25, 2004, among Telewest Global, Inc. and The Bank of New York, as Rights Agent (Incorporated by reference to our Quarterly Report on Form 10-Q for the three-month period ended September 30, 2005 filed with the SEC on November 10, 2005).

4.5

Amended and Restated NTL 2004 Stock Incentive Plan (Incorporated by reference to our Post-Effective Amendment No.2 to Form S-4 Registration Statement on Form S-8 as filed with the SEC on March 3, 2006 (Registration No. 333-130364)).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of KPMG Audit plc

24.1*	Power of Attorney (included on the signature page included in this Part II).

*                 filed herewith